Exhibit 10.1

INTERMOLECULAR, INC.

FOURTH AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

MARCH 4, 2011

i

TABLE OF CONTENTS

(CONTINUED)

ii

INVESTOR RIGHTS AGREEMENT

This Fourth Amended and Restated Investor Rights Agreement (this “Agreement”) is made as of March 4, 2011, among Intermolecular, Inc., a Delaware corporation (the “Company”), and the stockholders listed on Exhibit A hereto as the same may be amended pursuant to Section 4.10 herein (individually an “Investor” and collectively the “Investors”).

RECITALS

A.                                   The Company and certain of the Investors (the “Existing Investors”) are parties to the Third Amended and Restated Investors Rights Agreement, dated as of December 16, 2008, by and among the Company and the parties thereto (the “Prior Agreement”).

B.                                     Concurrently with the execution and delivery of this Agreement, certain of the Investors are purchasing shares of the Company’s Series E Preferred Stock pursuant to that certain Series E Preferred Stock Purchase Agreement of even date herewith (the “Series E Purchase Agreement”).

C.                                     One condition to such Investors’ obligations to purchase shares of the Company’s Series E Preferred Stock under the Series E Purchase Agreement is that the Company and such Investors enter into this Agreement in order to provide such Investors with certain rights to register shares of the Company’s Common Stock issuable upon conversion of the Company’s Preferred Stock held by such Investors, certain rights to receive information pertaining to the Company and a right of first offer with respect to certain issuances by the Company of its securities.

D.                                    The Company and the Existing Investors want to induce such Investors to purchase shares of Series E Preferred Stock pursuant to the Series E Purchase Agreement by agreeing to (a) amend and restate the Prior Agreement in its entirety and (b) the terms and conditions set forth herein.

AGREEMENT

The parties agree as follows:

1.                                       Restrictions on Transferability; Registration Rights.

1.1                                 Certain Definitions.  As used in this Agreement, the following terms have the following respective meanings:

“Alliance Agreement” means that Alliance Agreement, dated as of December 19, 2005 between the Company and Symyx, as amended from time to time in accordance with its terms.

“ATMI” means Advanced Technology Materials, Inc., a Delaware Corporation.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Form S-3 Initiating Holders” means any Holder or Holders who propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $1,000,000.

“Holder” means (i) any Investor holding Registrable Securities and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.11 hereof.

“Initiating Holders” means any Holder or Holders who (i) in the aggregate hold not less than 50% of the Registrable Securities then outstanding or (ii) who propose to register securities with an aggregate offering price, net of underwriting discounts and commissions, of at least $5,000,000.

“IPO” means the first public offering of the Common Stock of the Company to the general public that is affected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

“New Securities” means any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options, or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” does not include (i) securities issued pursuant to the Series E Purchase Agreement; (ii) securities issued upon conversion of the Shares; (iii) shares of Common Stock or options, warrants or rights to purchase Common Stock issued to employees, consultants, officers or directors pursuant to any stock plans or other arrangements approved by the Board, with the approval of at least 60% of the directors then serving on the Board; (iv) securities issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the Company shall have complied with the right of first offer established by Section 2 below with respect to the initial sale or grant by the Company of such rights or agreements, provided that such rights or agreements existed prior to the Company’s obligations under Section 2; (v) securities issued in connection with any stock split, stock dividend or recapitalization by the Company; (vi) securities issued pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or shares or other reorganization whereby the Company will own not less than a majority of the voting power of the surviving or successor corporation, in each case as approved by the Board, with the approval of at least 60% of the directors then serving on the Board; (vii) securities issued to lenders, financial institutions, equipment lessors or real estate lessors of the Company in connection with a bona fide borrowing or leasing transaction, if such issuance is approved by the Board, with the approval of at least 60% of the directors then serving on the Board; (viii) securities issued to vendors or customers of the Company, or to persons in similar commercial arrangements with the Company, if such issuance is approved by the Board, with the approval of 60% of the directors then serving on the Board; (ix) securities issued in connection with corporate partnering transactions, if such issuance is approved by the Board, with the approval of at least 60% of the directors then serving on the Board; (x) securities which are otherwise excluded by the Board, with the approval of a majority of the directors elected by the Preferred Stock; and (xi) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (x) above.

“Other Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

“Pro Rata Portion” means the ratio that (x) the sum of the number of shares of the Company’s Common Stock issued or issuable upon conversion of Shares held by an Investor immediately prior to the issuance of New Securities bears to (y) the sum of the total number of shares of the Company’s Common Stock then outstanding, assuming full exercise and/or conversion of all Company securities exercisable and/or convertible into the Company’s Common Stock then outstanding.

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.3, 1.4 and 1.5 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable expenses of one counsel to the Holders (not to exceed $25,000), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses or additional fees and disbursements of counsel for the Holders.

“Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares; (ii) shares of Common Stock issued or issuable pursuant to the conversion or exercise of any warrant, right or other security issued to ATMI; and (iii) any Common Stock of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 1.11 hereof, or (D) with respect to each Holder, all such shares held by such Holder become eligible for sale under Rule 144 of the Securities Act (or any similar or successor rule), without reference to subsection (k) of Rule 144, during any one 90-day period.  A holder of Shares need not convert such Shares into Common Stock prior to requesting registration hereunder but may make such request in contemplation of conversion of such Shares into Common Stock prior to the effectiveness of such registration.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.2 hereof.

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shares” means the Company’s Series A Preferred Stock, the Company’s Series B Preferred Stock, the Company’s Series C Preferred Stock, the Company’s Series D Preferred Stock and Company’s Series E Preferred Stock.

“Symyx” means Symyx Technologies, Inc., a Delaware corporation.

1.2                                 Restrictions.

(a)                                  Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2 and Section 1.13, provided and to the extent such Sections are then applicable, and (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.  It is agreed that the Company will not require opinions of counsel for standard Rule 144 transactions.  Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer to an affiliate of a Holder or by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its stockholders in accordance with their interests in the corporation, or (D) an individual to the Holder’s family member or trust for the benefit of such individual Holder, provided in the case of a transfer to an affiliate and all cases enumerated in clauses (A) — (D) that the transferee is subject to the terms of this Section 1.2 and Section 1.13 as if such transferee were an original Holder hereunder.  Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the

Restricted Securities in order to implement the restrictions on transfer established in this Section 1.2.

(b)                                 Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend required under applicable state securities laws or the Company’s charter documents):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c)                                  The Company shall promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification or legend.

1.3                                 Requested Registration.

(a)                                  Request for Registration.  If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance, the Company will:

(i)                                     promptly deliver written notice of the proposed registration, qualification, or compliance to all other Holders; and

(ii)                                  as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within 20 days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.3:

(A)                              Prior to the earlier of: (i) three years following the date of this Agreement, and (ii) six months following the effective date of the IPO;

(B)                                After the Company has effected two such registrations pursuant to this Section 1.3 and such registrations have been declared or ordered effective, and the securities offered pursuant to such registrations have been sold;

(C)                                During the period starting with the date 60 days prior to the Company’s estimated date of filing of, and ending on a date 180 days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(D)                               In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

(E)                                 If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 1.3 shall be deferred for a period not to exceed 120 days from the delivery of the written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12 month period and the Company shall not register shares for its own account or the account of any other stockholder during such 120 day period (other than registrations relating solely to employee benefit plans or registration relating solely to a Rule 145 transaction).

Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.3(c) and Section 1.12 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities being sold for the account of the Company.

(b)                                 Underwriting.  If the offering is underwritten, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  A Holder may elect to include in such underwriting all or a part of the Registrable Securities held by such Holder.

(c)                                  Procedures.  If the Company shall request inclusion in any registration pursuant to this Section 1.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.3, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the applicable provisions of this Section 1 (including without limitation Section 1.13).  The Company shall (together with all Holders or other persons proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 1.3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated first to the Holders and then to the Company and/or other persons.  If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter.  Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.  In no event will shares of any other selling stockholder be included in such registration that would reduce the number of Registrable Securities which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.

1.4                                 Registration on Form S-3.

(a)                                  Qualification on Form S-3.  After the IPO, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form.  To that end the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms.

(b)                                 Request for Registration on Form S-3.  After the Company has qualified for the use of Form S-3, if the Company shall receive from Form S-3 Initiating Holders a written request that the Company effect a registration on Form S-3 the Company will:

(i)                                     promptly deliver written notice of the proposed registration to all other Holders; and

(ii)                                  as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such

Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within 20 days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.4:

(A)                              After the sixth anniversary of the IPO;

(B)                                If the Company has effected two such registrations during the preceding 12-month period, excluding registrations from which Registrable Securities have been excluded;

(C)                                During the period starting with the date 60 days prior to the Company’s estimated date of filing of, and ending on a date 180 days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(D)                               In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

(E)                                 If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Form S-3 Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify, or comply under this Section 1.4 shall be deferred for a period not to exceed 90 days from the date of delivery of the written request from the Form S-3 Initiating Holders; provided however that the Company may not utilize this right more than once in any 12 month period and the Company shall not register shares for its own account or the account of any other stockholder during such 90 day period.

(c)                                  Underwriting; Procedure.  If a registration requested under this Section 1.4 is for an underwritten offering, the provisions of Sections 1.3(b) and 1.3(c) shall apply to such registration.

1.5                                 Company Registration.

(a)                                  Notice of Registration.  If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (A) a registration pursuant to Sections 1.3 or 1.4 hereof, (B) a registration relating solely to employee benefit plans, (C) a registration relating solely to a Rule 145 transaction or (D) a registration on any registration form that does not permit secondary sales, the Company will:

(i)                                     promptly deliver to each Holder written notice thereof; and

(ii)                                  use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.5(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder and delivered to the Company within 10 days after the written notice is delivered by the Company.  Such written request may include all or a portion of a Holder’s Registrable Securities.

(b)                                 Underwriting; Procedures.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.5(a)(i).  In such event, the right of any Holder to registration pursuant to this Section 1.5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform their obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may (i) in the case of the Company’s IPO, exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting, and (ii) in any subsequent registration and underwriting, limit the number of Registrable Securities to be included in the registration and underwriting to an amount not less than 30% of the securities included in such registration and underwriting.  The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as set forth in Section 1.12.  If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter.  Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(c)                                  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.5 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.6                                 Registration Procedures.  In the case of each registration, qualification, or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification, and compliance and as to the completion thereof and, at its expense, the Company will use its best efforts to:

(a)                                  Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 90 days or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock or other securities of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, up to 180 days to keep the registration statement effective until all such Registrable Securities are sold, however in no event longer than one year from the effective date of the registration statement and provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b)                                 Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c)                                  Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d)                                 Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e)                                  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions except as may be required by the Securities Act;

(f)                                    Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g)                                 Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Holders); and

(i)                                     In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

1.7                                 Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1, and the refusal to furnish such information by any Holder or Holders shall relieve the Company of its obligations in this Section 1 with respect to such Holder or Holders.  Furthermore, the Company shall have no obligation with respect to any registration requested pursuant to Section 1.3 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in the definition of “Initiating Holders” or “Form S-3 Initiating Holders,” whichever is applicable.

1.8                                 Indemnification.

(a)                                  To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, partners, legal counsel and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document (including any related registration statement, notification, or the like), or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person, or underwriter and stated to be specifically for use therein.  It is agreed that the indemnity agreement contained in this Section 1.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b)                                 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder and Other Stockholder, each of their officers, directors, and partners and each person controlling such Holder or Other Stockholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed); and provided that, except in the case of willful fraud, in no event shall any indemnity under this Section 1.8 exceed the net proceeds received by such Holder in such offering.

(c)                                  Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)                                 If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above.  Except in the case of willful fraud, in no event shall any contribution by a Holder under this Section 1.8 exceed the net proceeds received by such Holder in such offering less any amounts paid pursuant to Section 1.8(b) hereof.

(e)                                  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section 1.8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 1.8(c).  No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                    Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)                                 The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement.

1.9                                 Expenses of Registration.  All Registration Expenses incurred in connection with any registration effected pursuant to section 1.3, 1.4 or 1.5 hereof shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.3 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3.  Furthermore, in the event that the Company bears the Registration Expenses, if a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.3, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3.  All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

1.10                           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a)                                  Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b)                                 File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities

Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.11                           Transfer of Registration Rights.  The rights to cause the Company to register securities granted to any party hereto under Section 1 may be assigned by a Holder only to a transferee or assignee of not less than 500,000 shares of Registrable Securities (as appropriately adjusted for stock splits and the like) held by such Holder, provided that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee of such rights assumes in writing the obligations of such Holder under this Section 1.  Notwithstanding the foregoing, no such minimum share assignment requirement shall be necessary for an assignment to an affiliate of a Holder or by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its stockholders in accordance with their interests in the corporation, (D) an individual to the Holder’s family member or trust for the benefit of such individual Holder or (E) a party that is a Holder immediately prior to such transfer.

1.12                           Procedure for Underwriter Cutbacks.  In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company with registration rights (the “Other Shares”) requested to be included in a registration on behalf of Holders or Other Stockholders cannot be so included as a result of limitations on the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated first to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders and second to the Other Stockholders requesting inclusion of shares pro rata based upon the total number Other Shares held by such Other Stockholders.  The Company shall not limit the number of shares of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares of stock issued to founders of the Company or to employees, officers, directors or consultants pursuant to the Company’s equity incentive plans, or in the case of registrations under Sections 1.3 or 1.4 hereof, in order to include in such registration securities registered for the Company’s own account.

1.13                           Standoff Agreement.  Each Holder agrees in connection with the initial registration of the Company’s securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) that, upon request of the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters, as the case may be, for such period of time as may be requested by such managing underwriters (not to exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules); provided that all officers, directors and holders of not less than one percent of the Company’s securities are similarly obligated and any waiver of this Section 1.13 shall be pro rata among all Holders.  If so requested, each Holder agrees to enter into such underwriter’s form of standoff agreement to give effect to the foregoing.

1.14                           Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 60% of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 1.3 or within 120 days after the effective date of any registration effected pursuant to Section 1.3.

1.15                           Termination of Rights.  The rights of any particular Holder to cause the Company to register securities under Sections 1.3, 1.4 and 1.5 shall terminate (i) six years following the consummation of the IPO and (ii) with respect to any Holder when such Holder can sell all of its Registrable Securities within a three month period pursuant to Rule 144.

2.                                       Right of First Refusal.

2.1                                 Right of First Refusal.

(a)                                  Right of First Refusal.  Subject to the terms and conditions contained in this Section 2.1, the Company hereby grants to each Major Holder (as defined below) the right of first refusal to purchase such Major Holder’s Pro Rata Portion of any New Securities which the Company may, from time to time, propose to issue and sell.

(b)                                 Notice of Right.  In the event the Company proposes to undertake an issuance of New Securities to any identified person or persons, it shall give each Major Holder written notice of its intention, describing the type of New Securities, the amount to be offered, and the price and terms upon which the Company proposes to issue and sell the same.  Each Major Holder shall have 15 days from the date of delivery of any such notice to agree to purchase up to such Major Holder’s Pro Rata Portion of such New Securities, for the price and upon the terms specified in the notice, by delivering written notice to the Company and stating therein the quantity of New Securities to be purchased (up to such Major Holder’s Pro Rata Portion).

(c)                                  Right of Over-Allotment.  In the event that a Major Holder fails to fully exercise the right of first refusal within such 15-day period, (i) until such time as Symyx’s ownership equals or exceeds 20% of the Company, calculated on an as converted to Common Stock basis and on a fully-diluted basis (the “20 Percent Threshold”), Symyx if it fully exercises its right of first refusal and is otherwise a Major Holder may purchase some or all of the non-purchasing or partially purchasing Major Holder’s or Major Holders’ Pro Rata Portion(s), and (ii) in the event that Symyx does not purchase all of the non-purchasing or partially purchasing Major Holder’s or Major Holders’ available Pro Rata Portion(s) or Symyx has reached the 20 Percent Threshold, each Major Holder, including Symyx if it is a Major Holder and the 20 Percent Threshold has been reached, fully exercising its right of first refusal may purchase, on a pro rata basis, the non-purchasing or partially purchasing Major Holder’s or Major Holders’ available Pro Rata Portion(s).  The Company will promptly notify Symyx, and then those Major Holders fully exercising their rights of first refusal (if New Securities remain available after the offer to Symyx), in writing, of the availability of additional New Securities, and each of the fully-exercising Major Holders shall have 10 days from the date of receipt of any such notice to agree to purchase all or part of such additional New Securities, to be allocated among such purchasing Major Holders proportional to their respective Pro Rata Portions.

(d)                                 Condition to Purchase.  The Major Holders electing to purchase shares of the New Securities may condition their agreement to purchase such shares upon the consummation of substantially the entire issuance described by the Company in its notice.

(e)                                  Lapse and Reinstatement of Right.  The Company shall have 60 days following the 15-day period described in Section 2.1(b) and the additional 10 day period described in Section 2.1(c), if applicable, to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 30 days from the date of said agreement) to sell the New Securities with respect to which the Major Holders’ right of first refusal was not exercised, at a price and upon terms no more favorable to the purchasers of such securities than specified in the Company’s notice.  In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Major Holders in the manner provided above.

2.2                                 Assignment of Right of First Refusal.  The right of first refusal granted hereunder may not be assigned or transferred, except that such right is assignable (i) by each Major Holder to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by, or under common control with, any such Major Holder; (ii) between and among any Major Holders; (iii) to an affiliate of a Major Holder; or (iv) by a Major Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its stockholders in accordance with their interests in the corporation or (D) an individual to the Major Holder’s family member or trust for the benefit of such individual Major Holder.

2.3                                 Termination of Right of First Refusal.  The right of first refusal granted under Section 2.1 of this Agreement shall expire immediately prior to the earlier of: (i) a sale of Company Common Stock to the public effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended; or (ii) the merger or consolidation of the Company provided that the Company’s stockholders of record as constituted immediately prior to such transaction hold less than 50% of the voting power of the surviving or acquiring entity (or parent thereof).

2.4                                 Certain IPO Purchase Rights.

(a)                                  In connection with the Company’s IPO, the Company shall offer Symyx the right to purchase shares of Common Stock in an amount not to exceed that number of shares of Common Stock that equals the difference between a 20% ownership in the Company (calculated on a post-IPO basis, including the over-allotment option, if exercised)  and Symyx’s then current ownership in the Company (calculated on an as converted to Common Stock basis and a fully diluted basis at the time of the IPO) in a private placement transaction contemporaneously with the IPO, provided that such private placement may be made in compliance with all applicable laws, rules and regulations and does not adversely impact the timing of the IPO.  Any shares of Common Stock issued to Symyx in such a private placement shall be purchased by Symyx at the per share price equal to the price per share to the public on the final prospectus related to the IPO.

(b)                                 This Section 2.4 in no way obligates the Company to make a registered public offering of its shares and applies only to the Company’s IPO, if and when it occurs.

(c)                                  Notwithstanding the foregoing, Symyx shall comply with all requirements and procedures required by the managing underwriter or underwriters of the IPO to affect the commercially reasonable sale of securities in the IPO.  Furthermore, Symyx agrees to furnish upon request of the Company and the managing underwriter or underwriters of the IPO such further information, to execute and deliver to the Company and the managing underwriter or underwriters of the IPO such other documents, and to do such other acts and things, all as the Company and the managing underwriter or underwriters of the IPO may reasonably request for the purpose of carrying out the intent of this Section 2.4.

(d)                                 This arrangement between the Company and Symyx with respect to the purchase of the Common Stock pursuant to this Section 2.4 is not an offer to sell or a solicitation of an offer to buy such shares, and any decision Symyx makes with respect to such shares shall only be made with respect to the statutory prospectus in compliance with all applicable laws, rules and regulations.

(e)                                  The Company shall be relieved of any obligations under this Section 2.4 if (i) regulatory authorities object to this Section 2.4 after discussion and negotiation with the Company and its legal counsel; (ii) regulatory authorities allow the Company to fulfill its obligations under this Section 2.4 only on the condition that rescission rights or other extraordinary liability will be assumed by the Company or the underwriters; or (iii) the resolution with regulatory authorities of the transaction with Symyx that is the subject of this Section 2.4 would delay the Company’s IPO beyond delays caused by other comments from regulatory authorities, provided that the Company has used its commercially reasonable efforts to timely resolve any regulatory issues that arise in connection with this Section 2.4.

2.5                                 Notification of Future Private Rounds.  In the event the Board has authorized the Company to pursue with any party a financing transaction (other than an IPO) pursuant to which the Company will raise money through the issuance and sale of New Securities, the Company shall promptly notify Symyx and ATMI and each of Symyx and ATMI may, its respective sole discretion, present to the Board a term sheet proposal relating to the terms of such New Securities to be issued in such financing.  The Company will consider the any proposal submitted by Symyx or ATMI (as well as any modifications Symyx or ATMI submits to the Board in a timely matter) consistent with its fiduciary obligations, and will permit the member of the Board designated by Symyx to participate in discussions regarding such financing transaction.

3.                                       Affirmative Covenants of the Company.  The Company hereby covenants and agrees as follows:

3.1                                 Financial Information.

(a)                                  The Company will furnish to each Investor holding at least 4,600,000 shares of Common Stock issued or issuable pursuant to the conversion of the Shares (each, a “Major Holder”) the following reports:

(i)                                     As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company.

(ii)                                  As soon as practicable, but in any event within 30 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarterly period, prepared in accordance with U.S. generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the corresponding quarterly periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except such financial statements need not contain the notes required by U.S. generally accepted accounting principles.

(iii)                               As soon as practicable after the end of each calendar month, and in any event within 20 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each calendar month, and consolidated statements of income and cash flow for such period and for the current fiscal year to date, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

(iv)                              If the Company has any subsidiaries, the obligation of the Company to deliver information as set forth in this Section 3.1 shall be construed to include the equivalent information concerning each of its subsidiaries.

(b)                                 If it is reasonably determined in accordance with generally accepted accounting principles in the United States (“US GAAP”) and confirmed by a “Big Four” independent public accounting firm that the Company is more likely than not to be a Variable Interest Entity (“VIE”) of a Major Holder, then, upon reasonable advance notice and during normal business hours, the Company shall provide such Major Holder with access to the Company’s key personnel, financial and other records of the Company necessary for such Major Holder to determine whether the Company is a VIE of such Major Holder.  In the event that the Company is determined in accordance with US GAAP and such Major Holder’s independent auditors (such determination to be confirmed, at such Major Holder’s expense, by a “Big Four” independent public accounting firm if so reasonably requested by the Company) to be a VIE, then, upon reasonable advance notice and during normal business hours, the Company shall provide such Major Holder and its independent auditors with access to the financial records, systems and key personnel of the Company necessary for such Major Holder to ensure compliance with the requirements of the Sarbanes-Oxley Act of 2002.  Major Holder agrees to use its best efforts to minimize any interruptions to the Company’s business during the course of such review, and to promptly reimburse the Company for all commercially reasonable incremental costs incurred by the Company associated with such requests, access and procedures.

3.2                                 Budget.  As soon as practicable upon approval or adoption by the Board, and in any event at least 60 days prior to each new fiscal year of the Company, the Company will furnish to each Major Holder the Company’s budget for such fiscal year. As soon as practicable upon approval or adoption by the Board, and in any event at least 30 days prior to the start of each new fiscal quarter of the Company, the Company will furnish to each Major Holder the Company’s budget for such fiscal quarter. Each such budget shall forecast the Company’s revenue, expenses and cash position on a month to month basis for the applicable period.

3.3                                 Inspection. The Company shall permit each Major Holder (except for a Major Holder reasonably deemed by the Company to be a competitor of the Company), at such Major Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Holder; provided, however, that the Company shall not be obligated pursuant to this Section 3.3 to provide access to any information which it reasonably considers (i) to be a trade secret or confidential information or (ii) to relate specifically to any business or entity reasonably deemed by the Company to be a competitor of a Major Holder.  The rights under this Section 3.3 may not be assigned or otherwise conveyed without the prior written consent of the Company.  Notwithstanding the foregoing, (i) the parties agree that for so long as the Alliance Agreement remains in effect, Symyx will not be deemed a “competitor” as such term is used in this paragraph and (ii) upon the expiration or termination of the Alliance Agreement, a determination of whether Symyx shall be deemed a “competitor” shall be made by the board of directors of the Company.

3.4                                 Board Observer.  U.S. Venture Partners IX, L.P. (“USVP”) and ATMI shall each have the right to designate a representative (each, an “Observer”) to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity, and in connection therewith, the Company shall give such Observer copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors.  The Observer designated by ATMI shall be a senior management employee of ATMI and, in the event that ATMI designates a person who is not the then-current Chief Executive Officer of ATMI, such designee must be approved by the Board, such approval not to be unreasonably withheld or delayed.  The initial Observer designated by ATMI shall be Doug Neugold.  The Observer shall execute a standard board observer agreement and agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received or obtained during such meetings.  The Company reserves the right not to provide information and to exclude the Observer from any meeting or portion thereof if the Company believes, as determined in good faith by its Board of Directors, delivery of such information or attendance at such meeting by such Observer (i) would result in disclosure of trade secrets to the Observer, (ii) would adversely affect the attorney-client privilege between the Company and its counsel, (iii) would violate any fiduciary obligations of the Board of Directors, or (iv) would involve a conflict of interest with regard to USVP or ATMI, as applicable, or the Observer, on the one hand, and the Company, on the other hand.

3.5                                 Employee and Consultant Stock Option Vesting. Unless otherwise approved by the Board, all shares of the Company’s common stock and common stock equivalents or other securities of the Company, including without limitation, any options, calls, warrants and convertible or exchangeable securities issued or granted after the date hereof to employees, directors, consultants and other service providers by reason of their employment with or service to the Company granted or issued after the date hereof will be subject to vesting (or repurchase) as follows: 25% of such common stock or options to purchase common stock shall vest (or the Company’s repurchase right with respect thereto shall lapse) at the end of the first year following such issuance or grant, with the remaining 75% to vest (or the repurchase right to lapse) in equal monthly installments over the next three years.

3.6                                 Confidential Information and Invention Assignment Agreements.  The Company shall require all future officers, employees and consultants hired or otherwise retained after the date hereof to execute and deliver to the Company a customary confidentiality information and invention assignment agreement.

3.7                                 Directors & Officers Insurance.  At such time as determined by the Board, the Company will obtain directors’ and officers’ liability insurance in an amount determined by the Board.

3.8                                 Key-man Life Insurance.  The Company previously obtained a key-man life insurance policy for David Lazovsky in the amount of $1,000,000, naming the Company as beneficiary.  The Company will cause to be maintained the life insurance policy required by this Section 3.8, except as otherwise decided by the Board of Directors.

3.9                                 Reservation of Common Stock.  For so long as Preferred Stock remains outstanding, the Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, the number of shares of Common Stock issuable from time to time upon such conversion.

3.10                           Qualified Small Business.  For so long as any of the Shares held by an Investor are eligible (or a transferee in whose hands such Shares are eligible) to qualify as “Qualified Small Business Stock” as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company will use its reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations.

3.11                           Termination of Covenants.  The covenants set forth Sections 3.1 through 3.4 and 3.7 shall terminate and be of no further force or effect upon the earliest to occur of (i) a sale of Company common stock to the public causing the automatic conversion of the Company’s Preferred Stock into Common Stock; (ii) the merger or consolidation of the Company in which the securities of the surviving or acquiring company are publicly traded on a national securities exchange or the Nasdaq National Market and such surviving or acquiring company is subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended; or (iii) the date on which the Company is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

3.12                           Company Confidential Information.  Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor pursuant to Section 3.1, 3.2 and 3.3 hereof that the Company identifies as being confidential or proprietary, except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.12; (ii) if it was in Investor’s possession before receipt from the Company;  (iii) if such information was in the public domain at the time the Investor receives it or as of or after such time it enters the public domain through no fault of such Investor thereafter; (iv) that is communicated to it free of any obligation of confidentiality; (v) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; (vi) with the Company’s prior written consent or (vii) to the extent required by applicable law or stock exchange regulation; and provided, further, that any Investor may provide financial information to its partners or members as required by any partnership agreement or limited liability operating agreement and may provide financial information to its potential partners and potential members for capital raising purposes.

3.13                           Reimbursement of Director’s Expenses.  The Company shall promptly reimburse each director all reasonable expenses incurred in connection with attending any meetings of the Board or performing any duties as a director.

4.                                       Miscellaneous.

4.1                                 Governing Law.  This Agreement shall be governed in all respects by the laws of the State of California without regard to choice of laws or conflict of laws provisions thereof.

4.2                                 Successors and Assigns.  Except as otherwise specifically set forth in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

4.3                                 Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

4.4                                 Notices, Etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor’s address set forth on the signature page of this Agreement, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors.  Unless specifically stated otherwise, if notice is provided by mail, it shall be deemed to be delivered five days after proper deposit in a mailbox, and if notice is delivered by hand or by messenger, it shall be deemed to be delivered upon actual delivery.

4.5                                 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Investor upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.6                                 Dispute Resolution Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

4.7                                 Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.8                                 Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, it shall be interpreted, to the extent possible, to enhance its enforceability in order to achieve the intent of the parties to this Agreement.  The invalidity, illegality or unenforceability of any particular provision shall not affect any other provision of this Agreement; rather, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.  The invalidity of any provision of this Agreement as applied to certain circumstances shall not affect the validity or enforceability of such provision as applied to other circumstances or any other provisions of this Agreement.

4.9                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10                           Amendment and Waiver.  Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and an Investor or Investors holding, in the aggregate, at least 60% of the outstanding shares of the Registrable Securities; provided, that no consent of the Investors shall be necessary for any amendment that merely amends Exhibit A to include additional “Investors” made party to the Agreement in accordance with Section 4.17.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and the Company; provided, however, that no amendment of this Agreement shall materially and adversely affect the rights of an Investor in a manner that materially and disproportionately discriminates against such Investor in relation to the other Investors without such Investor’s written consent.  In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Investor.

4.11                           Effect of Amendment or Waiver.  The Investors and their successors and assigns acknowledge that by the operation of Section 4.10 hereof Investors holding at least 60% of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights pursuant to this Agreement.

4.12                           Rights of Investors.  Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

4.13                           Aggregation of Stock.  All shares of Preferred Stock and Common Stock of the Company held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

4.14                           Termination of Prior Agreement.  The Prior Agreement is hereby terminated in its entirety and restated herein.  All provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force and effect.

4.15                           Further Assurances.  Each of the parties hereto shall execute and deliver such instruments and take such other actions as the other parties may reasonably request in order to carry out the intent of this Agreement.

4.16                           Confidentiality.  Each Holder agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Holder uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Holder may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Holder for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of, and agrees to abide by, the confidentiality provisions of this Section 4.16.  Notwithstanding the foregoing, each Holder shall be permitted to disclose to its partners and prospective partners (or members and prospective members, or major stockholders and prospective major stockholders, as the case may be) summary financial information and summary narrative descriptions relating to the business of the Company, provided that the recipients of such information are appropriately advised of the confidential nature of such information.  In addition, and with the same exceptions as set forth above, each party hereto agrees that it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of any other party hereto to which such party has been or shall become privy by reason of this Agreement, except with the prior written consent of such other party.  For purposes of this Section 4.16, information shall not be considered confidential or proprietary if, upon a party establishing through documentary evidence, such information (i) was in it’s possession before receipt from the Company; (ii) was in the public domain at the time the party receives it or at such time as it enters the public domain through no fault of such party thereafter; (iii) is communicated to such party free of any obligation of confidentiality; (iv) is developed by such party or its agents independently of and without reference to any confidential information communicated by any other party hereto; or (v) is required to be disclosed by applicable law.  The provisions of this Section 4.16 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto.

4.17                           Additional Parties.  Notwithstanding anything herein to the contrary, any Additional Investor (as defined in the Series E Purchase Agreement) who has purchased shares of Series E Preferred Stock after the date hereof in accordance with the terms and conditions of the Series E Purchase Agreement shall become a party to this Agreement as an “Investor” hereunder and Exhibit A shall be amended to include such Additional Investor in accordance with Section 4.10, without the need of any consent other than the consent of the Company, upon such Additional Investor’s execution of a counterpart signature page to this Agreement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

INTERMOLECULAR, INC.

By:	/s/ David E. Lazovsky
David E. Lazovsky, President

Address:

2865 Zanker Road
San Jose, California 95134
Facsimile: (408) 582-5401

with a copy to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Patrick A. Pohlen

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

CMEA VENTURES VI, L.P.

/s/ Thomas R. Baruch
General Partner

CMEA VENTURES VI GMBH & CO. KG

/s/ Thomas R. Baruch
By:	CMEA Ventures VI Management, L.P., its
managing limited partner

Address:

One Embarcadero Center, Suite 3250
San Francisco, CA 94111

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

REDPOINT VENTURES II, L.P., by its General
Partner Redpoint Ventures II, LLC

REDPOINT ASSOCIATES II, LLC., as nominee

By:	/s/ John L. Walecka
John L. Walecka, Managing Director

Address:

3000 Sand Hill Road
Building Two, Suite 290
Menlo Park, CA 94025

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

U.S. VENTURE PARTNERS IX, L.P.

By: Presidio Management Group IX, L.L.C.
Its General Partner

By:	/s/ Irwin Federman
Irwin Federman, Managing Member

Address:

U.S. Venture Partners
Attn: Chief Financial Officer
2735 Sand Hill Road
Menlo Park, CA 94025

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

SYMYX TECHNOLOGIES, INC.

By:	/s/ David R. Mersten, Esq.
Name: David R. Mersten
Title: Vice President & Secretary

Address:

10188 Telesis Court, Suite 100
San Diego, CA 92121

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

ADVANCED TECHNOLOGY MATERIALS, INC.

By:	/s/ Daniel P. Sharkey
Name: Daniel P. Sharkey
Title: EVP, Business Development

Address:

7 Commerce Drive
Danbury, CT 06810

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INTERMOLECULAR, INC.

AMENDMENT NO. 1 TO
FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to Fourth Amended and Restated Investor Rights Agreement (this “Amendment”) is made as of June 14, 2011, by and among Intermolecular, Inc., a Delaware corporation (the “Company”), and the persons and entities set forth on the signature pages hereto, and amends that certain Fourth Amended and Restated Investor Rights Agreement, dated as of March 4, 2011, by and among the Company and the stockholders listed on Exhibit A thereto (the “Rights Agreement”).

RECITALS

A.                                   Certain of the parties to this Agreement (the “Existing Investors”) are parties to the Rights Agreement.

B.                                     Concurrently with the execution and delivery of this Agreement, Advanced Technology Investment Company LLC (“ATIC”) will purchase shares of the Company’s Series E Preferred Stock pursuant to Section 1.2(c) of that certain Series E Preferred Stock Purchase Agreement, dated as of March 4, 2011, by and among the Company and the investors listed on Exhibit A thereto.

C.                                     One condition to ATIC’s investment is that the Company, ATIC and the Existing Investors enter into this Amendment in order to make such amendments to the Rights Agreement as contained herein.

D.                                    Pursuant to Section 4.10 of the Rights Agreement, any term of the Rights Agreement may be amended with the written consent of the Company and the stockholders party to the Rights Agreement that hold, in the aggregate, at least 60% of the outstanding shares of the Registrable Securities (as defined by the Rights Agreement) (the “Amendment Requirement”).

E.                                      The undersigned parties hold at least that number of Registrable Securities to satisfy the Amendment Requirement.

AGREEMENT

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

AMENDMENT TO RIGHTS AGREEMENT

1.1                                 Amendment to Section 1.1 of Rights Agreement.  The following defined term shall be added to Section 1.1 of the Rights Agreement as follows:

“ “Major Holder” means (i) an Investor holding at least 4,600,000 shares of Common Stock issued or issuable pursuant to the conversion of the Shares; (ii) Advanced Technology Investment Company LLC, or any affiliate of Advanced Technology Investment Company LLC who is a transferee of the Shares held by Advanced Technology Investment Company LLC (“ATIC”), so long as ATIC continues to hold at least 2,300,000 shares of Common Stock issued or issuable pursuant to the conversion of the Shares; or (iii) any transferee of ATIC who continues to hold at least 2,300,000 shares of Common Stock issued or issuable pursuant to the conversion of the Shares originally issued to ATIC.”

1.2                                 Amendment to Section 1.1 of Rights Agreement.  The following defined term is hereby amended and restated in its entirety to read as follows:

“ “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares; (ii) shares of Common Stock issued or issuable pursuant to the conversion or exercise of any warrant, right or other security issued to ATMI; (iii) shares of Common Stock issued or issuable pursuant to the conversion or exercise of any warrant, right or other security issued to ATIC; and (iv) any Common Stock of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 1.11 hereof, or (D) with respect to each Holder, all such shares held by such Holder become eligible for sale under Rule 144 of the Securities Act (or any similar or successor rule), without reference to subsection (k) of Rule 144, during any one 90-day period.  A holder of Shares need not convert such Shares into Common Stock prior to requesting registration hereunder but may make such request in contemplation of conversion of such Shares into Common Stock prior to the effectiveness of such registration.”

1.3                                 Amendment to Section 2.1(a) of Rights Agreement.  Section 2.1(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(a)                            Right of First Refusal.  Subject to the terms and conditions contained in this Section 2.1, the Company hereby grants to each Major Holder the right of first refusal to purchase such Major Holder’s Pro Rata Portion of any New Securities which the Company may, from time to time, propose to issue and sell.”

2

1.4                                 Amendment to Section 3.1(a) of Rights Agreement.  The portion of Section 3.1(a) of the Rights Agreement that exists prior to Section 3.1(a)(i) is hereby amended and restated in its entirety to read as follows:

“(a)                            The Company will furnish to each Major Holder the following reports:”

1.5                                 Amendment to Section 3.4 of Rights Agreement.  Section 3.4 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“3.4                           Board Observer.         U.S. Venture Partners IX, L.P. (“USVP”), ATMI and ATIC shall each have the right to designate a representative (each, an “Observer”) to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity, and in connection therewith, the Company shall give such Observer copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors.  The Observer designated by ATMI shall be a senior management employee of ATMI and, in the event that ATMI designates a person who is not the then-current Chief Executive Officer of ATMI, such designee must be approved by the Board, such approval not to be unreasonably withheld or delayed.  The initial Observer designated by ATMI shall be Doug Neugold.  Each entity nominating an Observer shall execute a standard board observer agreement and agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received or obtained during such meetings.  The Company reserves the right not to provide information and to exclude an Observer from any meeting or portion thereof if the Company believes, as determined in good faith by its Board of Directors, delivery of such information or attendance at such meeting by such Observer (i) would result in disclosure of trade secrets to the Observer, (ii) would adversely affect the attorney-client privilege between the Company and its counsel, (iii) would violate any fiduciary obligations of the Board of Directors, or (iv) would involve a conflict of interest with regard to USVP, ATMI or ATIC, as applicable, or the Observer, on the one hand, and the Company, on the other hand.”

ARTICLE II

MISCELLANEOUS

2.1                                 Reference to and Effect on Rights Agreement.  On or after the date hereof, each reference in the Rights Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Rights Agreement as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time when referring to the Rights Agreement and a reference to any of such in any such instrument or document shall be deemed a reference to the Rights Agreement as amended hereby.

2.2                                 No Other Amendments.  Except as set forth herein, the Rights Agreement shall remain in full force and effect in accordance with its terms.

3

2.3                                 Counterparts; Electronic and Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.  This Amendment may be executed and delivered electronically (including by transmission of .pdf files) and by facsimile and, upon such delivery, such signatures will be deemed to have the same effect as if the original signature had been delivered to the other party.

2.4                                 Titles and Subtitles.  The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.  All references in this Amendment to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

2.5                                 Governing Law.  This Amendment shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first above written.

INTERMOLECULAR, INC.

By:	/s/ David E Lazovsky

David E. Lazovsky, President

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first above written.

CMEA VENTURES VI, L.P.

By:	/s/ Thomas R. Baruch
General Partner

CMEA VENTURES VI GMBH & CO. KG

By:	/s/ Thomas R. Baruch
CMEA Ventures VI Management, L.P.,
its managing limited partner

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first above written.

REDPOINT VENTURES II, L.P., by its
General Partner Redpoint Ventures II, LLC

REDPOINT ASSOCIATES II, LLC., as nominee

By:	/s/ John L. Walecka
John L. Walecka, Managing Director

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first above written.

U.S. VENTURE PARTNERS IX, L.P., by
Presidio Management Group IX, L.L.C., its
General Partner

By:	/s/ Michael P. Maher
Michael P. Maher, Attorney-in-Fact

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first above written.

SYMYX TECHNOLOGIES, INC.

By:	/s/ David Mersten

Name: David Mersten

Title: General Counsel

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first above written.

ADVANCED TECHNOLOGY
MATERIALS, INC.

By:	/s/ Douglas Neugold

Name: Douglas Neugold

Title: CEO, President

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first above written.

For and on behalf of ADVANCED TECHNOLOGY INVESTMENT COMPANY LLC by:

/s/ Ibrahim Ajami		/s/ Bruce McDougall

Name:	Ibrahim Ajami	Name:	Bruce McDougall

Title:	Chief Executive Officer	Title:	Chief Financial Officer

SIGNATURE PAGE TO THE INTERMOLECULAR, INC.
AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT